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                                                                   EXHIBIT 23.1


                            WANT & ENDER CPA, P.C.

                         CERTIFIED PUBLIC ACCOUNTANTS


MARTIN ENDER CPA
STANLEY Z. WANT CPA, CFP



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Dear Sirs:

We hereby consent to the inclusion of our audited financial statements dated December 31, 1998 and December 31, 1999, in the second amendment to the Annual Report for Redox Technology Corporation.

/s/ MARTIN ENDER, C.P.A.
------------------------
Martin Ender, C.P.A.

Want & Ender C.P.A., P C
August 14, 2000